CleanSpark Agrees to Acquire Bitcoin Miner ATL Data Center

Acquisition to provide profitable, full-scale demonstration facility to maximize energy efficiency and integrate renewables for power intensive applications such as high-density data centers and bitcoin mining

SALT LAKE CITY, UT, December 10, 2020 – CleanSpark, Inc. (Nasdaq: CLSK)(“CleanSpark” or the “Company”), an advanced software and controls technology solutions company, focused on solving modern energy challenges, today announced it has agreed to acquire ATL Data Centers, LLC (“ATL”) for up to $19.4 million in shares of the Company’s common stock.

This transaction represents the first strategic acquisition as part of a larger growth plan following CleanSpark’s recent $40M institutional investment. ATL creates a unique business opportunity as a full-scale, profitable demonstration facility for the Company. The property is currently served by two separate utility interconnections with entirely different rate structures that power individual segments of the business. CleanSpark plans to deploy its software technologies and trade secrets to maximize energy savings, expand total power capacity, provide resilient electricity, and reduce greenhouse gas emissions. The Company anticipates that this will involve the design and installation of multiple microgrids at the facility. Each microgrid would be focused on a specific function, however, the fractal topology of the design will enable them to be interconnected to share power, creating resiliency as well as maximizing total facility efficiency. Since power resiliency directly supports increased profitability in data or processor intensive applications, the Company’s ability to deliver high power reliability is expected to demonstrably increase profitability of each segment of the existing business.

As part of the first phase, the Company has contracted with the local municipality to expand the power to the facility from 20MW to 50MW. It is expected that this expansion will begin promptly and be completed in April 2021. In addition to this initial utility-level expansion, CleanSpark will begin modeling solutions with its proprietary mVSO software and subsequently add renewable energy generating assets and energy storage to the site, which will be operated by the Company’s patented mPulse controls. Additionally, the Company intends to more than quadruple the number of ASIC (application specific integrated circuit) mining units in operation during the expansion.

As the new policies of FERC 2222 begin to take effect over the coming year, CleanSpark expects to be uniquely positioned to benefit from the implementation of the regulation using its GridFabric applications and other technologies to maximize market opportunities.

Ultimately, it is envisioned that the facility will feature a real-time web-based view of power and dollar savings generated by CleanSpark’s technology, offering clients a unique opportunity to see demonstrated savings in a real-world, power-intensive application. This data will allow clients to make microgrid investments with more reliable information.

Zachary Bradford, CleanSpark’s CEO said, “As part of our strategic acquisition initiative, we identified energy-intensive companies facing the greatest amount of exposure to high power costs and resiliency risk. Our prior experience in the digital currency mining industry provided insight into how proper energy management was crucial to successful and profitable mining operations. In 2018, CleanSpark’s energy professionals were tasked to design and engineer a microgrid solution for a ‘stand-alone’ mobile bitcoin mining system. As part of the ATL complex we now have 23 such mobile mining rigs in addition to the main facility. This acquisition enables us to take our prior designs and expand upon them at a much greater scale. We believe today’s transaction allows us to obtain a significant and rapid return on our investment while further validating our energy technologies. We began early-stage analysis of ATL in February 2020 to evaluate expanding the facility’s energy capacity and reducing energy costs. After an in-depth examination of the profitability under the existing energy structure, it was apparent that it was a perfect fit to deploy the aforementioned strategy.

There are currently 3,471 bitcoin mining units (“ASICs”) in daily operation on site, processing approximately 190 PH/s which are using approximately 9.6 MW of capacity. We anticipate that upon completion of the equipment and energy expansion, the facility is expected to produce between 0.9-1.4 EH/s, depending on the final configuration and ASICs deployed. We expect that this will result in multiple bitcoins being produced daily at some of the lowest energy costs in the nation for this type of enterprise. The Company expects to demonstrate that, by using our technologies, we can reduce the cost of energy to below $0.0285 per kw/h. After successfully deploying the systems, we intend to take this model to other sites, many of which have significantly higher energy costs offering potentially greater opportunities for savings.”

Matthew Schultz, CleanSpark’s Executive Chairman commented, “The recent, significant investments into Bitcoin by such respected companies as Square, PayPal, and MicroStrategy further validate our due diligence conclusions surrounding this acquisition. Our assessment regarding the need for renewable energy in digital currency mining was further supported this week when Square (NYSE: SQ) announced the intent to deploy $10M towards its Bitcoin Clean Energy Investment Initiative. This transaction should immediately position us as one of the largest publicly-traded Bitcoin producers in the country. We will certainly be the only microgrid company that owns and controls the distributed energy supply to its own mining activities, in furtherance of developing our best-in-class technologies. Our efforts will demonstrate to potential clients in this space an easily transferable, low risk for execution model that can quickly enhance their bottom line.”

With respect to the above transaction “Buckman, Buckman & Reid, Inc. acted as a non-exclusive Investment Advisor. Buckman, Buckman & Reid, Inc. was founded in 1988 as a registered broker dealer with the Securities and Exchange Commission (“SEC”), Securities Investor Protection Corp. (SIPC) and member of the Financial Industry Regulatory Authority (“FINRA”). BB&R is a full-service securities brokerage firm engaged in a variety of activities, including retail and institutional brokerage, wealth management, investment advisory services, private offerings and other investment banking activities.

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Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

Investors are encouraged to contact the Company at ir@cleanspark.com, or visiting the Company’s website at https://ir.cleanspark.com/

CleanSpark periodically speaks at virtual conferences and events, if the event was recorded the recordings can be found on the events page at https://ir.cleanspark.com.

About CleanSpark:

CleanSpark, Inc., a Nevada corporation, is in the business of providing advanced software and controls technology solutions to solve modern energy challenges. We have a suite of software solutions that provide end-to-end microgrid energy modeling, energy market communications and energy management solutions. Our offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering and software consulting services.

About ATL Data Centers, LLC

ATL Data Centers LLC is a traditional data center operation located in the City of College Park, GA, just minutes from the Hartsfield-Jackson International Airport. In addition to providing customers with rack space, power and equipment, ATL Data Centers LLC also offers several “Cloud Services” including, virtual services, virtual storage, and data backup services.

ATL Data Centers also manages 23 mobile data centers, located on site, which can be used for a variety of purposes, including ASIC (application-specific integrated circuit) operations or other services requiring heavy power use. The mobile data centers allow easy access to server maintenance, and each mobile data center has dedicated power and cooling. ATL Data Centers LLC currently has 14 full time staff supporting the data center operation around-the-clock, 365 days per year. The management team has a combined industry experience of more than 100 years.

https://www.atl-data.com

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the successful integration of ATL into CleanSpark, the closing of the transaction, the fitness of our energy software and solutions for this particular application or market, the expectations of future revenue growth may not be realized, ongoing demand for our software products and related services, the impact of global pandemics (including COVID-19) on the demand

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for our products and services; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405

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